Sub ITEM 77C


The shareholders of the MFS New Endeavor Fund and MFS Strategic Value Fund (the "Funds"), series of Trust X, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Funds.

----------              ----------           ----------       ----------
MFS New Endeavor Fund   Number of Dollars  % of Outstanding  % of Dollars Voted
                                             Dollars
----------              ----------           ----------       ----------
----------              ----------           ----------       ----------
Affirmative             $853,432.95          61.699%          96.296%
----------              ----------           ----------       ----------
----------              ----------           ----------       ----------
Against                 $0.00                0.000%           0.000%
----------              ----------           ----------       ----------
----------              ----------           ----------       ----------
Abstain                 $32,828.17           2.373%           3.704%
----------              ----------           ----------       ----------
----------              ----------           ----------       ----------
TOTAL

----------              ----------           ----------       ----------


----------              ----------           ----------       ----------
MFS Strategic Value Fund Number of Dollars % of Outstanding % of Dollars Voted
----------              ----------          -----------       ----------
----------              ----------          -----------       ----------
Affirmative             $851,861.72         53.861%           94.957%
----------              ----------          -----------       ----------
----------              ----------          -----------       ----------
Against                 $0.00               0.000%            0.000%
----------              ----------          -----------       ----------
----------              ----------          -----------       ----------
Abstain                 $45,238.90          2.860%            5.043%
----------              ----------          -----------       ----------
----------              ----------          -----------       ----------
TOTAL

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